Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

February 15, 2018

Enterprise Products Partners L.P.

Enterprise Products Operating LLC

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Products Operating LLC, a Texas limited liability company (“EPO”), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Guarantor”), in connection with (i) the public offering of $700,000,000 aggregate principal amount of 5.375% Junior Subordinated Notes F due 2078 (the “Subordinated Notes”) issued by EPO and (ii) the public offering of $750,000,000 aggregate principal amount of 2.800% senior notes due 2021 (the “Senior Notes TT”) and $1,250,000,000 aggregate principal amount of 4.250% senior notes due 2048 (the “Senior Notes UU” and, together with the Senior Notes TT, the “Senior Notes”) issued by EPO. The Subordinated Notes are being guaranteed by the Guarantor pursuant to a guarantee (the “Subordinated Guarantee” and, together with the Subordinated Notes, the “Subordinated Securities”) included in the Subordinated Notes Indenture (as defined below). The Senior Notes are being guaranteed by the Guarantor pursuant to a guarantee (the “Senior Guarantee” and, together with the Senior Notes, the “Senior Securities”) included in the Senior Notes Indenture (as defined below). EPO and the Guarantor are referred to collectively herein as the “Obligors”.

The Subordinated Securities are being issued under the Indenture, dated as of October 4, 2004, among EPO (as successor to Enterprise Products Operating L.P.), as issuer, the Guarantor, and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (the “Original Indenture”), as amended and supplemented by the Tenth Supplemental Indenture, dated as of June 30, 2007, providing for EPO as successor issuer (the “Tenth Supplemental Indenture” and, together with the Original Indenture, the “Base Indenture”), and the Thirty-First Supplemental Indenture thereto, dated as of February 15, 2018 (the “Thirty-First Supplemental Indenture”). The Base Indenture, as amended and supplemented by the Thirty-First Supplemental Indenture, is referenced herein as the “Subordinated Notes Indenture”. The Senior Securities are being issued under the Base Indenture and the Thirtieth Supplemental Indenture thereto, dated as of February 15, 2018 (the “Thirtieth Supplemental Indenture”). The Base Indenture, as amended and supplemented by the Thirtieth Supplemental Indenture, is referenced herein as the “Senior Notes Indenture”).

The Subordinated Notes are being sold pursuant to the Subordinated Notes Underwriting Agreement, dated February 1, 2018 (the “Subordinated Notes Underwriting Agreement”), among EPO, the Guarantor, Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of EPO (“EPOGP”), and the underwriters named therein (the “Subordinated Notes Underwriters”). The Senior Notes are being sold pursuant to the Senior Notes Underwriting Agreement, dated February 1, 2018 (the “Senior Notes Underwriting Agreement”), among EPO, the Guarantor, EPOGP, and the underwriters named therein (the “Senior Notes Underwriters”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the Certificate of Formation of EPO, as amended to date;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Enterprise Products Partners L.P.

(ii)	the Certificates of Merger of EPO, as amended to date;

(iii)	the Company Agreement of EPO, as amended to date;

(iv)	the Certificate of Limited Partnership of the Guarantor, as amended to date;

(v)	the Sixth Amended and Restated Agreement of Limited Partnership of the Guarantor, dated November 22, 2010, as amended to date;

(vi)	the Certificate of Incorporation of EPOGP, as amended to date;

(vii)	the Bylaws of EPOGP, as amended to date;

(viii)	the Certificate of Formation of Enterprise Products Holdings LLC, a Delaware limited liability company and the general partner of the Guarantor (the “General Partner”), as amended to date;

(ix)	the Fifth Amended and Restated Limited Liability Company Agreement of the General Partner, dated effective as of September 7, 2011, as amended to date;

(x)	the registration statement on Form S-3 (File Nos. 333-211317 and 333-211317-01) relating to securities to be issued by EPO and the Guarantor from time to time, including the Subordinated Securities and the Senior Securities (collectively, the “Securities”), filed by the Obligors under the Securities Act with the United States Securities and Exchange Commission (the “SEC”) on May 12, 2016, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(xi)	each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(xii)	the preliminary prospectus supplement dated February 1, 2018 filed by EPO, relating to the Subordinated Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Subordinated Notes Preliminary Prospectus”);

(xiii)	the preliminary prospectus supplement dated February 1, 2018 filed by EPO, relating to the Senior Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Senior Notes Preliminary Prospectus”);

(xiv)	the prospectus supplement dated February 2, 2018, relating to the Subordinated Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Subordinated Notes Prospectus”);

(xv)	the prospectus supplement dated February 2, 2018, relating to the Senior Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Senior Notes Prospectus”);

Enterprise Products Partners L.P.

(xvi)	the term sheet relating to the Subordinated Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on February 1, 2017;

(xvii)	the term sheet relating to the Senior Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on February 1, 2017;

(xviii)	the Subordinated Notes Underwriting Agreement;

(xix)	the Senior Notes Underwriting Agreement;

(xx)	the Subordinated Notes Indenture;

(xxi)	the Senior Notes Indenture;

(xxii)	the form of the Subordinated Notes;

(xxiii)	the form of the Senior Notes;

(xxiv)	the global notes executed by EPO pursuant to the Subordinated Notes Indenture, in the aggregate principal amounts of $500,000,000 and $200,000,000, respectively, representing the Subordinated Notes purchased and sold pursuant to the Subordinated Notes Underwriting Agreement;

(xxv)	the global notes executed by EPO pursuant to the Senior Notes Indenture, in the aggregate principal amounts of $500,000,000 and $250,000,000, respectively, representing the Senior Notes TT purchased and sold pursuant to the Senior Notes Underwriting Agreement;

(xxvi)	the global notes executed by EPO pursuant to the Senior Notes Indenture, in the aggregate principal amounts of $500,000,000, $500,000,000 and $250,000,000, respectively, representing the Senior Notes UU purchased and sold pursuant to the Senior Notes Underwriting Agreement;

(xxvii)	certain resolutions adopted by the board of directors of EPOGP relating to the Registration Statement, the issuance of the Subordinated Notes and the Senior Notes, the Subordinated Notes Indenture, the Senior Notes Indenture and related matters;

(xxviii)	certain resolutions adopted by the board of directors of the General Partner relating to the Registration Statement, the issuance of the Subordinated Guarantee and the Senior Guarantee, the Subordinated Notes Indenture, the Senior Notes Indenture and related matters; and

(xxix)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of EPO, EPOGP, the Guarantor, the General Partner and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. In conducting our examination of documents executed by parties other than EPO, EPOGP, the Guarantor or the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of EPO, EPOGP, the Guarantor, and the General Partner and others.

Enterprise Products Partners L.P.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of such Securities, the issuance, sale and delivery thereof by EPO and the Guarantor, and the incurrence and performance of EPO’s and the Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under (i) the Subordinated Notes Indenture with respect to the Subordinated Notes and the Subordinated Guarantee issued thereunder and (ii) the Senior Notes Indenture with respect to the Senior Notes and the Senior Guarantee issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon EPO, EPOGP, the Guarantor, and the General Partner, or to which the issuance, sale and delivery of such Subordinated Notes and Senior Notes, or the incurrence and performance of such obligations, may be subject.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Subordinated Notes (in the form examined by us) will constitute valid and binding obligations of EPO when the Subordinated Notes are duly executed by the duly authorized officers of EPO and duly authenticated by the Trustee, all in accordance with the provisions of the Subordinated Notes Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Subordinated Notes Underwriting Agreement.

2.	The Subordinated Guarantee will constitute the valid and binding obligation of the Guarantor when the Subordinated Notes (in the form examined by us) have been duly executed by the duly authorized officers of EPO and duly authenticated by the Trustee, all in accordance with the provisions of the Subordinated Notes Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Subordinated Notes Underwriting Agreement.

3.	The Senior Notes (in the form examined by us) will constitute valid and binding obligations of EPO when the Senior Notes are duly executed by the duly authorized officers of EPO and duly authenticated by the Trustee, all in accordance with the provisions of the Senior Notes Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Senior Notes Underwriting Agreement.

4.	The Senior Guarantee will constitute the valid and binding obligation of the Guarantor when the Senior Notes (in the form examined by us) have been duly executed by the duly authorized officers of EPO and duly authenticated by the Trustee, all in accordance with the provisions of the Senior Notes Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Senior Notes Underwriting Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

Enterprise Products Partners L.P.

This opinion letter is limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Subordinated Notes Underwriting Agreement, the Senior Notes Underwriting Agreement, the Subordinated Notes Indenture, the Senior Notes Indenture and the Securities. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to a current report on Form 8-K and to all references to our firm under the heading “Legal Matters” in the Subordinated Notes Prospectus and Senior Notes Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP